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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Spectranetics Corporation:

        We consent to the use of our report dated February 28, 2014, with respect to the consolidated balance sheets of The Spectranetics Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2013, and the related financial statement Schedule II-Valuation and Qualifying Accounts for the years ended December 31, 2013 and 2012, and the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Denver, Colorado May 27, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm